UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 21, 2023
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders
On July 21, 2023, McKesson Corporation ("Company") held its Annual Shareholders Meeting (“Annual Meeting”). Shown below are the results of the shareholders' vote, as certified by the Inspector of Election, on each of the items of business described in Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 9, 2023 (“Proxy Statement”). Each of the items considered at the Annual Meeting is described in further detail in the Proxy Statement. No additional item was submitted at the Annual Meeting for shareholder action.
Item 1. Each of the following individuals nominated by the Board of Directors ("Board") was elected to serve as a director, having received the following votes:1

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard H. Carmona, M.D.	107,167,161	1,236,274	156,337	11,122,275
Dominic J. Caruso	106,690,271	1,705,722	163,779	11,122,275
W. Roy Dunbar	105,601,748	2,760,524	197,500	11,122,275
James H. Hinton	107,511,295	866,074	182,403	11,122,275
Donald R. Knauss	105,274,813	3,105,150	179,809	11,122,275
Bradley E. Lerman	107,079,590	1,288,665	191,517	11,122,275
Linda P. Mantia	104,622,278	3,775,947	161,547	11,122,275
Maria Martinez	104,594,852	3,803,761	161,159	11,122,275
Susan R. Salka	106,913,966	1,492,566	153,240	11,122,275
Brian S. Tyler	107,572,534	865,990	121,248	11,122,275
Kathleen Wilson-Thompson	103,442,333	4,951,881	165,558	11,122,275
Item 2. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 was ratified, having received the following votes:2

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,107,591	7,338,010	186,446	—
Item 3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved, having received the following votes:2

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,483,473	11,840,048	236,251	11,122,275
Item 4. The proposal for shareholders to vote, on an advisory basis, on the frequency of the advisory vote on executive compensation received the following votes:3

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
106,826,660	112,967	1,360,791	259,354	11,122,275

Item 5. The shareholder-submitted proposal on ratification of termination pay was not approved, having received the following votes:2

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,753,925	96,484,943	320,904	11,122,275

1
Under the Company’s majority voting standard, the election of a nominee required that the nominee receive a majority of the votes cast (that is, the number of votes cast “for” each nominee had to exceed the number of votes cast “against” such nominee). Therefore, abstentions and broker non-votes were required to be disregarded and had no effect on the vote results.

2
Approval of each proposal with this footnote designation required the affirmative vote of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Therefore, abstentions, which represented shares present and entitled to vote, had the same effect as a vote against the proposal. Broker non-votes, if any, were required to be disregarded and had no effect on the vote results.

3	The frequency that received the affirmative vote of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on the proposal constitutes the advisory recommendation of the shareholders. Therefore, abstentions, which represented shares present and entitled to vote, had the same effect as a vote against the proposal. Broker non-votes, if any, were required to be disregarded and had no effect on the vote results. If no frequency option received majority support, then the option that received the highest number of votes would be considered the frequency preferred by shareholders for holding future advisory votes on executive compensation.
Disclosure Regarding Frequency of Shareholder Advisory Vote on Executive Compensation

Based on the results of the shareholder votes on proxy Item 4 above, and as recommended by the Company’s Board, the Company has determined that an advisory vote on executive compensation will be submitted to shareholders on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 25, 2023

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer
and General Counsel